REGISTRATION NO. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------


                           MINNESOTA POWER & LIGHT COMPANY
                (Exact name of registrant as specified in its charter)

                                ----------------------
                  MINNESOTA                               41-0418150
        (State or other jurisdiction          (IRS Employer Identification No.)
      of incorporation or organization)

                               30 WEST SUPERIOR STREET
                               DULUTH, MINNESOTA 55802
                                    (218) 722-2641
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------------
              DAVID G. GARTZKE                     PHILIP R. HALVERSON, Esq.
       Senior Vice President-Finance            Vice President, General Counsel
        and Chief Financial Officer                 and Corporate Secretary
          30 West Superior Street                   30 West Superior Street
          Duluth, Minnesota 55802                   Duluth, Minnesota 55802
               (218) 722-2641                            (218) 722-2641

              JAMES K. VIZANKO                     ROBERT J. REGER, JR., Esq.
            Corporate Treasurer                        Reid & Priest LLP
          30 West Superior Street                     40 West 57th Street
          Duluth, Minnesota 55802                   New York, New York 10019
               (218) 722-2641                            (212) 603-2000
            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                ----------------------
                   It is respectfully requested that the Commission
              send copies of all notices, orders and communications to:
                                MICHAEL CONNOLLY, Esq.
                                Lane & Mittendorf LLP
                                   320 Park Avenue
                               New York, New York 10022
                                ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------------


                           CALCULATION OF REGISTRATION FEE
      =========================================================================
                                                PROPOSED   PROPOSED
                                                MAXIMUM     MAXIMUM     AMOUNT
        TITLE OF EACH CLASS OF     AMOUNT TO    OFFERING   AGGREGATE      OF
              SECURITIES               BE        PRICE     OFFERING   REGISTRA-
           TO BE REGISTERED        REGISTERED  PER UNIT*    PRICE*     TION FEE
      -------------------------------------------------------------------------
      First Mortgage Bonds  . . . $75,000,000     100%    $75,000,000  $22,728
      =========================================================================
     *Estimated solely for the purpose of calculating the registration fee.

          PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT WILL BE USED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NO. 33-55240.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     ==========================================================================

     SUBJECT TO COMPLETION
     DATED January 30, 1997
     PROSPECTUS
     ----------

                                     $80,000,000

                           MINNESOTA POWER & LIGHT COMPANY

                                 FIRST MORTGAGE BONDS


                                ----------------------

          Minnesota Power & Light Company ("Company") intends to offer from time to time not to exceed $80,000,000 aggregate principal amount of its First Mortgage Bonds ("New Bonds"). The New Bonds will be offered on terms to be determined at the time of sale. This Prospectus will be supplemented by a prospectus supplement ("Prospectus Supplement") which will set forth, as applicable, the specific designation, aggregate principal amount, the purchase price, maturity date, interest rate or rates, time of payment of interest, and the redemption terms and other specific terms of the series of the New Bonds in respect of which this Prospectus and the Prospectus Supplement are delivered ("Offered Bonds").

                                ----------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.

                                ----------------------

          The New Bonds may be sold directly by the Company or through agents designated from time to time or through dealers or underwriters. If any agent of the Company or any underwriters are involved in the sales of the New Bonds, the names of such agents or such underwriters and any applicable commissions or discounts and the net proceeds to the Company will be set forth in the Prospectus Supplement.

                                ----------------------

                  The date of this Prospectus is             , 1997.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NEW BONDS OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                ----------------------

                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission, including the Company. The Company's Common Stock and the preferred share purchase rights attached thereto are listed on the New York Stock Exchange. Reports and other information concerning the Company may be inspected and copied at the office of such Exchange at 20 Broad Street, New York, New York. In addition, the Company's 5% Preferred Stock, $100 par value, is listed on the American Stock Exchange. Reports and other information concerning the Company may be inspected and copied at the office of such Exchange at 86 Trinity Place, New York, New York.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 ("1995 Form 10-K").

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and
               September 30, 1996 (each as amended by a Form 10-Q/A dated January 22, 1997).

          3. The Company's Current Reports on Form 8-K dated April 9, 1996, June 18, 1996, August 2, 1996, August 23,
               1996, September 5, 1996, October 3, 1996 and November
               7, 1996.

          Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to
     Section 13 or 15(d) of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such most recent Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document referred to above which has been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Shareholder Services, Minnesota Power, 30 West Superior Street, Duluth, Minnesota 55802, telephone number (218) 723-3974 or (800) 535-3056.

                                     THE COMPANY

          The Company is an operating public utility incorporated under the laws of the State of Minnesota since 1906. Its principal executive office is at 30 West Superior Street, Duluth, Minnesota 55802, and its telephone number is (218) 722-2641. The Company has operations in four business segments:
     (1) electric operations, which include electric and gas services, and coal mining; (2) water operations, which include water and wastewater services;
     (3) automobile auctions, which also include a finance company and an auto transport company; and (4) investments, which include real estate operations, a 21 percent equity investment in a financial guaranty reinsurance company, and a securities portfolio. As of September 30, 1996 the Company and its subsidiaries had approximately 5,900 employees.

                                                              (UNAUDITED)
                                                              NINE MONTHS
                                       YEAR ENDED DECEMBER       ENDED
                                               31,           SEPTEMBER 30,
                                       -------------------   ------------
            SUMMARY OF EARNINGS PER
                   SHARE (1)          1993    1994   1995    1995    1996
        --------------------------------------------------------------------

        CONSOLIDATED EARNINGS PER SHARE

            Continuing Operations   $ 2.27 $  1.99  $ 2.06 $ 1.69  $ 1.68

            Discontinued              (.07)    .07     .10    .10      -
              Operations (2)        ------  ------  ------ ------  ------

                Total               $ 2.20  $ 2.06  $ 2.16 $ 1.79  $ 1.68
                                    ======  ======  ====== ======  ======


        PERCENTAGE OF EARNINGS BY BUSINESS SEGMENT

           Continuing Operations

             Electric Operations     67%    66%      63%    57%     59%

             Water Operations         3     23       (2)     2       7

             Automobile Auctions      -      -        0      2       7

             Investments             55     40       67     66      54

             Corporate Charges      (22)   (33)     (33)   (33)    (27)
              and Other (3)

           Discontinued              (3)     4        5      6       -
            Operations (2)          ---    ---      ---    ---     ---

                                    100%   100%     100%   100%    100%
                                    ===    ===      ===    ===     ===
     ----------------
     (1) Financial statement information may not be comparable between periods due to the purchase of 80 percent of ADESA Corporation on July 1, 1995, another 3 percent on January 31, 1996 and the remaining 17 percent on August 21, 1996.

     (2) On June 30, 1995 the Company sold its interest in its paper and pulp business to Consolidated Papers, Inc. ("CPI") for $118 million in cash, plus CPI's assumption of certain debt and lease obligations. The Company is still committed to a maximum guarantee of $95 million to ensure a portion of a $33.4 million annual lease obligation for paper mill equipment under an operating lease extending to 2012. CPI has agreed to indemnify the Company for any payments the Company may make as a result of the Company's obligation relating to this operating lease.

     (3) Includes the financial results for the Reach All Partnership and general corporate expenses not allocable to a specific business segment.

     ELECTRIC OPERATIONS

          Electric operations generate, transmit, distribute and sell electricity. The Company provides electricity to 124,000 customers in northern Minnesota, while the Company's wholly owned subsidiary, Superior Water, Light and Power Company, sells electricity to 14,000 customers and natural gas to 11,000 customers, and provides water to 10,000 customers in northwestern Wisconsin. Another wholly owned subsidiary, BNI Coal, Ltd. ("BNI Coal") owns and operates a lignite mine in North Dakota. Two electric generating cooperatives, Minnkota Power Cooperative, Inc. and Square Butte Electric Cooperative ("Square Butte"), presently consume virtually all of BNI Coal's production of lignite coal under coal supply agreements extending to 2027. Under an agreement with Square Butte, the Company purchases 71 percent of the output from the Square Butte unit, which is capable of generating up to 470 megawatts.

          In 1995 large industrial customers contributed about half of the Company's electric operating revenue. The Company has large power contracts to sell power to ten industrial customers (five taconite producers, four paper companies and a pipeline company) each requiring 10 megawatts or more of power. These contracts, which have termination dates ranging from October 1997 to December 2007, require the payment of minimum monthly demand charges that cover most of the fixed costs, including a return on common equity, associated with having the capacity available to serve these customers.

     WATER OPERATIONS

          Water operations include Florida Water Services Corporation ("Florida Water", formerly Southern States Utilities, Inc.), Heater Utilities, Inc. ("Heater") and Instrumentation Services, Inc. ("ISI"), three wholly owned subsidiaries of the Company. Florida Water is the largest private water supplier in Florida. At September 30, 1996 Florida Water provided water to 119,000 customers and wastewater treatment services to 54,000 customers in Florida. At September 30, 1996 Heater provided water to 25,000 customers and wastewater treatment services to 1,000 customers in North Carolina and South Carolina. ISI provides maintenance services to water utility companies in North Carolina, South Carolina, Florida, Georgia, Tennessee, Virginia and Texas.

     AUTOMOBILE AUCTIONS

          ADESA Corporation ("ADESA") is a wholly owned subsidiary of the Company and is the third largest automobile auction business in the United States. Headquartered in Indianapolis, Indiana, ADESA owns and operates 25 automobile auctions in the United States and Canada through which used cars and other vehicles are sold to franchised automobile dealers and licensed used car dealers. Two wholly owned subsidiaries of ADESA, Automotive Finance Corporation and ADESA Auto Transport, perform related services. Sellers at ADESA's auctions include domestic and foreign auto manufacturers, car dealers, fleet/lease companies, banks and finance companies.

          The Company acquired 80 percent of ADESA on July 1, 1995. On January 31, 1996 the Company provided additional capital in exchange for an additional 3 percent of ADESA. On August 21, 1996 the Company acquired the remaining 17 percent ownership interest of ADESA from the ADESA management shareholders. In conjunction with the transaction, four of the management shareholders left ADESA to pursue other opportunities.

     INVESTMENTS

          The Company owns 80 percent of Lehigh Acquisition Corporation, a real estate company that owns various real estate properties and operations in Florida.

          The Company has a 21 percent equity investment in Capital Re Corporation ("Capital Re"). Capital Re is a Delaware holding company engaged primarily in financial and mortgage guaranty reinsurance through its wholly owned subsidiaries, Capital Reinsurance Company and Capital Mortgage Reinsurance Company. Capital Reinsurance Company is a reinsurer of financial guarantees of municipal and non-municipal debt obligations.

     Capital Mortgage Reinsurance Company is a reinsurer of residential mortgage guaranty insurance. The Company's equity investment in Capital Re at September 30, 1996 was $99 million.

          As of September 30, 1996 the Company had approximately $160 million invested in a securities portfolio. The majority of the portfolio consists of stocks of other utility companies with investment grade debt securities outstanding and are considered by the Company to be conservative investments. Additionally, the Company sells common stock securities short and enters into short sales of treasury futures contracts as part of an overall investment portfolio hedge strategy.

                               APPLICATION OF PROCEEDS

          The Company is offering a maximum of $80,000,000 aggregate principal amount of its New Bonds. The net proceeds to be received from the issuance and sale of the New Bonds will be used for general corporate purposes, which may include the redemption or other acquisition, in whole or in part, of certain of the Company's outstanding securities.

          Reference is made to the Incorporated Documents with respect to the Company's general capital requirements and general financing plans and capabilities.

                         RATIOS OF EARNINGS TO FIXED CHARGES

          The Company has calculated ratios of earnings to fixed charges as follows:

                                                                Nine Months
                                   Year Ended December 31,         Ended
                                ----------------------------   September 30,
                                1991  1992  1993  1994  1995       1996
                                ----  ----  ----  ----  ----   -------------

        Ratio of Earnings to
          Fixed Charges . . .   2.55  2.60  2.52  2.17  1.90       2.18


                   SUPPLEMENTAL RATIOS OF EARNINGS TO FIXED CHARGES

             The Company has calculated supplemental ratios of earnings to fixed charges as follows:

                                                                Nine Months
                                   Year Ended December 31,         Ended
                                -----------------------------  September 30,
                                1991  1992  1993  1994  1995       1996
                                ----  ----  ----  ----  ----   ------------
        Supplemental Ratio of
          Earnings to Fixed
          Charges . . . . . .   2.20  2.25  2.19  1.95  1.73       1.99

             The supplemental ratio of earnings to fixed charges includes the Company's obligations under a contract with Square Butte extending through 2007 pursuant to which the Company is purchasing 71 percent of the output of a generating unit capable of generating up to 470 megawatts. The Company is obligated to pay Square Butte all of Square Butte's leasing, operating and debt service costs (less any amounts collected from the sale of power or energy to others) that shall not have been paid by Square Butte when due. See Note 12 of the Company's Consolidated Financial Statements incorporated by reference in the Company's 1995 Form 10-K.

                               DESCRIPTION OF NEW BONDS

             General. The New Bonds are to be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, with Irving Trust Company (now The Bank of New York) and Richard H. West (W.T. Cunningham, successor), as Trustees, as supplemented by eighteen supplemental indentures (herein collectively referred to as the "Mortgage"), all of which are exhibits to the Registration Statement. The statements herein with respect to the New Bonds and the Mortgage are merely an outline and do not purport to be complete. They make use of terms defined in the Mortgage and are qualified in their entirety by express reference to the cited Articles and Sections of the Mortgage.

             Reference is made to the Prospectus Supplement for the following terms of the Offered Bonds (among others): (i) the designation, series and aggregate principal amount of the Offered Bonds; (ii) the percentage or percentages of their principal amount at which such Offered Bonds will be issued; (iii) the date or dates on which the Offered Bonds will mature; (iv) the rate or rates per annum at which the Offered Bonds will bear interest; (v) the times at which such interest will be payable; and (vi) redemption terms or other specific terms.

             Form and Exchanges. The New Bonds will be issued in definitive fully registered form without coupons in denominations of $1,000 and multiples thereof and will be transferable and exchangeable without charge (except for stamp taxes, if any, or other governmental charges) at The Bank of New York, New York, New York.

             Interest, Maturity and Payment. Reference is made to the Prospectus Supplement for the interest rate or rates of the Offered Bonds and the dates on which such interest is payable. Principal and interest are payable at The Bank of New York, New York, New York.

             Redemption and Purchase of Bonds. The New Bonds will be redeemable, in whole or in part, on 30 days notice at the redemption prices set forth in the Prospectus Supplement for redemptions including (i) for the basic improvement fund, (ii) for the maintenance and replacement fund, (iii) with certain deposited cash, (iv) with proceeds of released property, or (v) at the option of the Company. Reference is made to the Prospectus Supplement for the redemption terms of the Offered Bonds.

             If at the time notice of redemption is given the redemption moneys are not on deposit with the Corporate Trustee, the redemption may be made subject to their receipt before the date fixed for redemption.

             Cash deposited under any provisions of the Mortgage (with certain exceptions) may be applied to the purchase of Bonds of any series.

             (Mortgage, Art. X.)

             Sinking or Improvement Fund. Reference is made to the Prospectus Supplement concerning whether or not the Offered Bonds are entitled to the benefit of a sinking or improvement fund or other provision for amortization prior to maturity. Of the currently outstanding Bonds, only the 6-1/2% Series due January 1, 1998 has sinking fund or improvement fund provisions.

             Replacement Fund. Although the New Bonds as such are not entitled to the benefit of a replacement fund, so long as any Bonds of the 6-1/2% Series due January 1, 1998 are outstanding, there shall be expended for each year for replacements and improvements in respect of the mortgaged electric, gas, steam and/or hot water utility property and of certain automotive equipment an amount equal to $750,000 plus 2 percent of net additions to such depreciable mortgaged property made after June 30, 1945 and prior to the beginning of such year. Such requirement may be met with cash or gross property additions or by certifying net cash expenditures for certain automotive equipment or by taking credit for Bonds and qualified lien bonds retired. Any excess in such credits may be applied against future requirements. Such cash may be withdrawn on gross property additions or on waiver of the right to issue Bonds or be applied to the purchase or redemption of Bonds of such series as may be designated by the Company, including the New Bonds. (Mortgage, Sec. 39; Fourth Supplemental, Sec. 3.)

             Special Provisions for Retirement of Bonds. If, during any 12 month period, mortgaged property is disposed of by order of or to any governmental authority resulting in the receipt of $5 million or more as proceeds, the Company (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of Bonds. (Mortgage, Sec. 64.) Reference is made to the Prospectus Supplement for information concerning whether the New Bonds are redeemable for this purpose and, if so, at what redemption prices.

             Security. The New Bonds and any other Bonds now or hereafter issued under the Mortgage will be secured by the Mortgage, which constitutes, in the opinion of General Counsel for the Company, a first lien on all of the electric generating plants and other materially important physical properties of the Company and substantially all other properties described in the Mortgage as owned by the Company, subject to (a) leases of minor portions of the Company's property to others for uses which, in the opinion of such counsel, do not interfere with the Company's business, (b) leases of certain property of the Company not used in its electric utility business, and (c) excepted encumbrances, minor defects and irregularities, but such counsel has not examined title to or passed upon title to reservoir lands, easements or rights of way, any property not costing in excess of $25,000, or lands or rights held for flowage, flooding or seepage purposes, or riparian rights. There are excepted from the lien: cash and securities; merchandise, equipment, materials or supplies held for sale or other disposition; aircraft, automobiles and other vehicles, and materials and supplies for repairing and replacing the same; timber, minerals, mineral rights and royalties; receivables, contracts, leases and operating agreements.

             The Mortgage contains provisions for subjecting after-acquired property (subject to pre-existing liens) to the lien thereof, subject to limitations in the case of consolidation, merger or sale of substantially all of the Company's assets.

             The Mortgage provides that the Trustees shall have a lien upon the mortgaged property, prior to the Bonds, for the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. (Mortgage, Sec. 96.)

             No stocks or properties of subsidiaries are subject to the Mortgage.

             Issuance of Additional Bonds. The maximum principal amount of Bonds which may be issued under the Mortgage is not limited. Bonds of any series may be issued from time to time on the basis of: (1) 60 percent of property additions after adjustments to offset retirements;
        (2) retirement of Bonds or qualified lien bonds; and (3) deposit of cash. With certain exceptions in the case of (2) above, the issuance of Bonds requires adjusted net earnings before income taxes for 12 out of the preceding 15 months of at least twice the annual interest requirements on all Bonds at the time outstanding, including the additional issue, and on all indebtedness of prior rank. Such adjusted net earnings are computed after provision for retirement and depreciation of property equal to the replacement fund requirements for such period. It is expected that the New Bonds will be issued upon the basis of the retirement of Bonds or property additions.

             Property additions generally include electric, gas, steam or hot water property acquired after June 30, 1945, but may not include securities, aircraft, automobiles or other vehicles, or property used principally for the production or gathering of natural gas. There was available, as of December 31, 1996, unfunded net property additions of approximately $111,272,239.

             In general, when the Bonds of the 6-1/2% Series due January 1, 1998 have been retired, property additions theretofore funded to satisfy sinking or improvement funds and/or replacement funds for all series will revert to unfunded status, and such property additions, as well as any Bonds theretofore used to satisfy all series' sinking or improvement funds and/or replacement funds, will become available as a basis for the issuance of additional Bonds.

             The Company has reserved the right to amend the Mortgage without any consent or other action by holders of any series of Bonds (including the New Bonds) other than the Bonds of the 6-1/2% Series due January 1, 1998 so as to include nuclear fuel (and similar or analogous devices or substances) as property additions.

             The Mortgage contains certain restrictions upon the issuance of Bonds against property subject to liens and upon the increase of the amount of such liens. (Mortgage, Sec. 4-8, 20-30, and 46; Fifth Supplemental, Sec. 2.)

             Release and Substitution of Property. Property may be released upon the basis of: (1) deposit of cash or, to a limited extent, purchase money mortgages; (2) property additions, after adjustments in certain cases to offset retirement and after making adjustments for qualified lien bonds outstanding against property additions; and/or
        (3) waiver of the right to issue Bonds without applying any earnings test. Cash may be withdrawn upon the bases stated in (2) and (3) above. When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the Mortgage, and the waiver of the right to issue Bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The Mortgage contains special provisions with respect to qualified lien bonds pledged, and disposition of moneys received on pledged prior lien bonds. (Mortgage, Sec. 5, 31, 32, 37, 46-50, 59-63, 100 and 118.)

             Dividend Covenant. The Company covenants that it will not declare or pay dividends (other than dividends payable in common stock) on or make any other distributions on or acquire (unless without cost to it) any of its common stock unless the provisions for depreciation and retirement of property during the period beginning September 1, 1945 to the date of the proposed payment, distribution or acquisition, plus earned surplus of the Company (including current net income available to be transferred to earned surplus) remaining:

                  (a) after such payment, distribution or acquisition; and

                  (b) after deducting any remainder of the amount of earned
             surplus of the Company as of August 31, 1945, after deducting from such amount the charges to earned surplus subsequent to August 31, 1945, other than charges occasioned by dividends (other than dividends payable in common stock) on its common stock or occasioned by other distributions on or acquisitions of its common stock and other than charges to earned surplus with corresponding credits to reserve for depreciation and retirement of property;

        shall be at least equal to the amount of replacement fund requirements, if any, for such period. (See Replacement Fund.) (Mortgage, Sec. 39.) None of the Company's retained earnings as of September 30, 1996 was restricted as a result of such provisions.

             Modification of the Mortgage. The rights of Bondholders may be modified with the consent of the holders of 70 percent of the Bonds and, if less than all series of Bonds are affected, the consent also of the holders of 70 percent of the Bonds of each series affected.
        The Company has reserved the right without any consent or other action by the holders of any series of Bonds (including the New Bonds) other than the Bonds of the 6-1/2% Series due January 1, 1998 to amend the Mortgage so as to substitute 66 2/3 percent for 70 percent in the foregoing provisions. In general, no modification of the terms of payment of principal and interest, no modification of the obligations of the Company under Section 64 and no modification affecting the lien or reducing the percentage required for modification, is effective against any Bondholder without his consent. (Mortgage, Art. XIX; Fifth Supplemental, Sec. 3.)

             Defaults and Notice Thereof. Defaults are defined as being default in payment of principal; default for 60 days in payment of interest or of installments of funds for retirement of Bonds; certain defaults with respect to qualified lien bonds and certain events in bankruptcy, insolvency or reorganization; and default of 90 days after notice in other covenants. (Mortgage, Sec. 65.) The Trustees may withhold notice of default (except in payment of principal, interest or funds for retirement of Bonds) if they think it is in the interest of the bondholders. (Mortgage, Sec. 66.) Under the Trust Indenture Act of 1939, as amended, general periodic evidence is required to be furnished as to compliance with the conditions and covenants under the Mortgage.

             The Corporate Trustee or the holders of 25 percent of the Bonds may declare the principal and interest due on default, but a majority may annul such declaration if the default has been cured. (Mortgage,

        Sec. 67.) No holder of Bonds may enforce the lien of the Mortgage without giving the Trustees written notice of a default and unless holders of 25 percent of the Bonds have requested the Trustees to act and offered them reasonable opportunity to act and indemnity satisfactory to the Trustees and they shall have failed to act. (Mortgage, Sec. 80.) The holders of a majority of the Bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees, but the Trustees are not required to follow such direction if not sufficiently indemnified for expenditures. (Mortgage, Sec. 71.)

                                       EXPERTS

             The Company's consolidated financial statements incorporated in this Prospectus by reference to the Company's 1995 Form 10-K, except as they relate to ADESA, have been audited by Price Waterhouse LLP, independent accountants, and, insofar as they relate to ADESA, by Ernst & Young LLP, independent auditors. Such financial statements, except as they relate to ADESA, have been so incorporated in reliance on the report of Price Waterhouse LLP, given on the authority of said firm as experts in auditing and accounting.

             The financial statement schedule incorporated in this Prospectus by reference to the Company's 1995 Form 10-K has been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

             The consolidated financial statements of ADESA for the period from July 1, 1995 to December 31, 1995 which are included in the consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's 1995 Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included in said 1995 Form 10-K. The consolidated financial statements of ADESA for the period from July 1, 1995 to December 31, 1995 are included in the consolidated financial statements of the Company in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             Legal conclusions and opinions specifically attributed to General Counsel herein under Description of New Bonds and in the Incorporated Documents have been reviewed by Philip R. Halverson, Esq., Duluth, Minnesota, Vice President, General Counsel and Corporate Secretary of the Company, and are set forth or incorporated by reference herein in reliance upon his opinion given upon his authority as an expert.

             As of December 31, 1996 Mr. Halverson owned approximately 4,432 shares of the Common Stock of the Company. Mr. Halverson is regularly acquiring additional shares of Common Stock as a participant in the Company's Employee Stock Purchase Plan, Employee Stock Ownership Plan and Supplemental Retirement Plan.

                                    LEGAL OPINIONS

             The legality of the New Bonds will be passed upon for the Company by Mr. Halverson and by Reid & Priest LLP, New York, New York, counsel for the Company, and for any underwriter, dealer or agent by Lane & Mittendorf LLP, New York, New York. Reid & Priest LLP and Lane & Mittendorf LLP may rely as to all matters of Minnesota law upon the opinion of Mr. Halverson.

                                 PLAN OF DISTRIBUTION

             The Company may sell the New Bonds in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement relating to the Offered Bonds will set forth the terms of the offering of the Offered Bonds, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Bonds and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

             If underwriters are used in any sale of the New Bonds, the Offered Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered Bonds will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriter or underwriters to purchase the Offered Bonds will be subject to certain conditions precedent and the underwriter or underwriters will be obligated to purchase all the Offered Bonds if any are purchased except that, in certain cases involving a default by one or more underwriters, less than all of the Offered Bonds may be purchased.

             Offered Bonds may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Bonds in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

             If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Bonds from the Company at the public offering price to be set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

             Subject to certain conditions, agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this Prospectus, a Prospectus Supplement or the Incorporated Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. See the Prospectus Supplement.

        ======================================================================


          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
        ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPEC-TUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                              -------------------------


                                  TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

        Available Information . . . . . . . . . . . . . . . . . . . . .    2

        Incorporation of Certain Documents
          by Reference  . . . . . . . . . . . . . . . . . . . . . . . .    2

        The Company . . . . . . . . . . . . . . . . . . . . . . . . . .    3

        Application of Proceeds . . . . . . . . . . . . . . . . . . . .    5

        Ratios of Earnings to Fixed Charges . . . . . . . . . . . . . .    5

        Supplemental Ratios of Earnings to
          Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . .    5

        Description of New Bonds  . . . . . . . . . . . . . . . . . . .    6

        Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

        Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . .    9

        Plan of Distribution  . . . . . . . . . . . . . . . . . . . . .    9

        ======================================================================

        ======================================================================



                                     $80,000,000



                                      MINNESOTA


                                    POWER & LIGHT


                                       COMPANY





                                 FIRST MORTGAGE BONDS



                                    --------------

                                      PROSPECTUS

                                    --------------





                                              , 1997
                                   ----------

        ======================================================================

        PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


        ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             The expenses in connection with the issuance and distribution of the securities being registered other than underwriting compensation are:


        Filing fee - Securities and Exchange Commission . . . . .     $ 22,728
        Minnesota Mortgage Registration Tax . . . . . . . . . . .      175,000
        Fees of Trustees, including authentication
          and counsel charges . . . . . . . . . . . . . . . . . .       30,000
        Fees of Company's legal counsel . . . . . . . . . . . . .       80,000
        Auditors' fees  . . . . . . . . . . . . . . . . . . . . .       17,500
        Printing, including Form S-3, prospectus,
          exhibits, etc.  . . . . . . . . . . . . . . . . . . . .       15,000
        Printing securities . . . . . . . . . . . . . . . . . . .        5,000
        Rating agencies' fees . . . . . . . . . . . . . . . . . .       40,000
        Miscellaneous expenses  . . . . . . . . . . . . . . . . .       24,772
                                                                      --------
          *Total  . . . . . . . . . . . . . . . . . . . . . . . .     $410,000
                                                                      ========
        ---------------

        * Estimated

        ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) where such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

             Section 13 of the Bylaws of the Company contains the following provisions relative to indemnification of directors and officers:

             "The Company shall reimburse or indemnify each present and future director and officer of the Company (and his or her heirs, executors and administrators) for or against all expenses reasonably incurred by such director or officer in connection with or arising out of any action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company. Such indemnification for reasonable expenses is to be to the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A. By affirmative vote of the Board of Directors or with written approval of the Chairman and Chief Executive Officer, such indemnification may be extended to include agents and employees who are not directors or officers of the Company, but who would otherwise be indemnified for acts and omissions under Chapter 302A of the Minnesota Business Corporation Act, if such agent or employee were an officer of the Company."

             "Reasonable expenses may include reimbursement of attorney's fees and disbursements, including those incurred by a person in connection with an appearance as a witness."

             "Upon written request to the Company and approval by the Chairman and Chief Executive Officer, an agent or employee for whom indemnification has been extended, or an officer or director may receive an advance for reasonable expenses if such agent, employee, officer or director is made or threatened to be made a party to a proceeding involving a matter for which indemnification is believed to be available under Minnesota Statutes Chapter 302A."

             "The foregoing rights shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring such expenses and liabilities."

             The Company has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses, and insuring officers and directors of the Company against certain other liabilities and expenses.


        ITEM 16.  EXHIBITS.

             1         -    Form of Underwriting Agreement.

             +4(a)1    -    Articles of Incorporation, restated as of July 27,
                            1988 (filed as Exhibit 3(a), File No. 33-24936).

             +4(a)2    -    Certificate Fixing Terms of Serial Preferred Stock
                            A, $7.125 Series (filed as Exhibit 3(a)2, File No.
                            33-50143).

             +4(a)3    -    Certificate Fixing Terms of Serial Preferred Stock
                            A, $6.70 Series (filed  as Exhibit 3(a)3, File No.
                            33-50143).

             +4(b)     -    Bylaws  as  amended  January  23,  1991  (filed as
                            Exhibit 3(b), File No. 33-45549).

             +4(c)1    -    Mortgage and Deed of  Trust, dated as of September
                            1,  1945,  between  the Company  and  Irving Trust
                            Company (now The Bank of New York) and  Richard H.
                            West  (W. T.  Cunningham, successor),  as Trustees
                            (filed as Exhibit 7(c), File No. 2-5865).

             +4(c)2    -    Supplemental  Indentures to  Mortgage and  Deed of
                            Trust:

                                                  Reference
                                                  ---------
             Number         Dated as of           File        Exhibit
             ------         ----------            ----        -------

             First          March 1, 1949         2-7826        7(b)
             Second         July 1, 1951          2-9036        7(c)
             Third          March 1, 1957         2-13075       2(c)
             Fourth         January 1, 1968       2-27794       2(c)
             Fifth          April 1, 1971         2-39537       2(c)
             Sixth          August 1, 1975        2-54116       2(c)
             Seventh        September 1, 1976     2-57014       2(c)
             Eighth         September 1, 1977     2-59690       2(c)
             Ninth          April 1, 1978         2-60866       2(c)
             Tenth          August 1, 1978        2-62852       2(d)2

             Eleventh       December 1, 1982      2-56649       4(a)3
             Twelfth        April 1, 1987         33-30224      4(a)3
             Thirteenth     March 1, 1992         33-47438      4(b)
             Fourteenth     June 1, 1992          33-55240      4(b)
             Fifteenth      July 1, 1992          33-55240      4(c)
             Sixteenth      July 1, 1992          33-55240      4(d)
             Seventeenth    February 1, 1993      33-50143      4(b)
             Eighteenth     July 1, 1993          33-50143      4(c)

           4(d)     -    Form of Supplemental Indenture relating to the New
                         Bonds.

          +4(e)     -    Mortgage  and  Deed of  Trust, dated  as of  March 1,
                         1943,  between   Superior  Water,  Light  and   Power
                         Company and Chemical  Bank & Trust  Company and
			 Howard B. Smith, as Trustees (First Bank N.A., successor Trustee) (filed as Exhibit 7(c), File
			 No. 2-8668), as supplemented and modified by First Supplemental Indenture thereto dated as of March 1, 1951 (filed as Exhibit 2(d)(1), File No. 2-
                         59690), Second Supplemental Indenture thereto dated as of March 1, 1962 (filed as Exhibit 2(d)1, File
                         No. 2-27794), Third Supplemental Indenture thereto dated as of July 1, 1976 (filed as Exhibit 2(e)1,
                         File No. 2-57478), Fourth Supplemental Indenture thereto dated as of March 1, 1985 (filed as Exhibit
                         4(b),  File  No.  2-78641),  and  Fifth  Supplemental
                         Indenture  thereto,  dated  as  of  December  1, 1992
                         (filed as Exhibit 4(b)1 to Form 10-K for the year ended December 31, 1992, File No. 1-3548).

          +4(f)     -    Amended  and Restated  Trust Agreement,  dated as  of
                         March 1,  1996, relating  to MP&L  Capital I's  8.05%
                         Cumulative Quarterly Income Preferred Securities, between the Company, as Depositor, and The Bank of New York, The Bank of New York (Delaware), Philip R.
                         Halverson, David G. Gartzke and James K. Vizanko,  as
                         Trustees (filed as Exhibit 4(a) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3548).

          +4(g)     -    Amendment No.  1, dated  April 11,  1996, to  Amended
                         and Restated  Trust Agreement, dated  as of March  1,
                         1996,  relating to MP&L  Capital I's 8.05% Cumulative
                         Quarterly   Income  Preferred  Securities  (filed  as
                         Exhibit  4(b) to  Form  10-Q for  the  quarter  ended
                         March 31, 1996, File No. 1-3548).

          +4(h)     -    Indenture, dated  as of  March 1,  1996, relating  to
                         the  Company's 8.05%  Junior Subordinated Debentures,
                         Series A, Due 2015, between the Company and The Bank of New York, as Trustee (filed as Exhibit 4(c) to
                         Form 10-Q for the  quarter ended March 31, 1996, File
                         No. 1-3548).

          +4(i)     -    Guarantee  Agreement,  dated as  of  March  1,  1996,
                         relating  to   MP&L  Capital  I's  8.05%   Cumulative
                         Quarterly  Income  Preferred Securities,  between the
                         Company,  as Guarantor, and The Bank of  New York, as
                         Trustee (filed as Exhibit 4(d) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3548).

          +4(j)     -    Agreement as to Expenses and Liabilities dated as  of
                         March 20,  1996, relating to  MP&L Capital I's  8.05%
                         Cumulative Quarterly Income Preferred Securities, between the Company and MP&L Capital I (filed as
                         Exhibit  4(e) to  Form  10-Q for  the  quarter  ended
                         March 31, 1996, File No. 1-3548).

          +4(k)     -    Rights Agreement  dated as of  July 24, 1996  between
                         Minnesota Power  & Light  Company  and the  Corporate
                         Secretary  of  Minnesota Power  &  Light Company,  as
                         Rights  Agent,  including   Exhibit  A   -  Form   of
                         Certificate of  Resolution  Fixing  Terms  of  Junior
                         Serial Preferred Stock  A, Exhibit B  - Form of Right
                         Certificate and  Exhibit C  - Summary  of the  Rights
                         Plan (filed as Exhibit 4 to  Form 8-K dated August 2,
                         1996, File No. 1-3548).

          5(a)      -    Opinion  and Consent  of Philip  R.  Halverson, Esq.,
                         Vice   President,   General  Counsel   and  Corporate
                         Secretary of the Company.

          5(b)      -    Opinion and Consent of Reid & Priest LLP.

          12        -    Computation of  Ratios of  Earnings to Fixed  Charges
                         and  Supplemental   Ratios  of   Earnings  to   Fixed
                         Charges.

          23(a)     -    Consent of Price Waterhouse LLP.

          23(b)     -    Consent of Ernst & Young LLP.

          23(c)     -    Consents of  Philip R.  Halverson, Esq.,  and Reid  &
                         Priest LLP are contained in Exhibits 5(a) and 5(b), respectively.

          24        -    Power of Attorney (see page II-6).

          25(a)     -    Statement on Form T-1 of The Bank of New York.

          25(b)     -    Statement on Form T-2 of W.T. Cunningham.

          -------------------
          +    Incorporated herein by reference as indicated.

        ITEM 17.    UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1)  To file, during  any period in which offers or sales are being
               made,   a  post-effective   amendment  to   this  registration
               statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

               20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

          Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign in each such person's behalf individually and in each capacity stated below and file any such amendments to the registration statement and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Duluth, State of Minnesota, on January 29, 1997.


                                      MINNESOTA POWER & LIGHT COMPANY
                                               (Registrant)


                                      By      /s/ Edwin L. Russell
                                        -----------------------------
                                             Edwin L. Russell
                                          Chairman, President and
                                          Chief Executive Officer



               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                 TITLE                 DATE
                  ---------                 -----                 ----

           /s/ Edwin L. Russell      Chairman, President,    January 29, 1997
         -------------------------     Chief Executive
             Edwin L. Russell             Officer
           Chairman, President,        and Director
          Chief Executive Officer
               and Director


            /s/ D. G. Gartzke       Senior Vice President-   January 29, 1997
         -------------------------      Finance and
               D. G. Gartzke          Chief Financial
       Senior Vice President-Finance     Officer
            and Chief Financial
                Officer


            /s/ Mark A. Schober      Corporate Controller   January 29, 1997
         -------------------------
              Mark A. Schober
           Corporate Controller

                SIGNATURE                 TITLE                   DATE
                ---------                 -----                   ----

           /s/ Merrill K. Cragun         Director           January 29, 1997
         -------------------------
             Merrill K. Cragun


           /s/ Dennis E. Evans           Director           January 29, 1997
         -------------------------
              Dennis E. Evans


          /s/ Peter J. Johnson           Director           January 29, 1997
         -------------------------
             Peter J. Johnson


          /s/ George L. Mayer            Director           January 29, 1997
        --------------------------
              George L. Mayer


           /s/ Paula F. McQueen          Director           January 29, 1997
         -------------------------
             Paula F. McQueen


          /s/ Robert S. Nickoloff        Director           January 29, 1997
         -------------------------
            Robert S. Nickoloff


            /s/ Jack I. Rajala           Director           January 29, 1997
         ------------------------
              Jack I. Rajala


          /s/ Arend J. Sandbulte         Director           January 29, 1997
          -----------------------
            Arend J. Sandbulte


              /s/ Nick Smith             Director           January 29, 1997
          -----------------------
                Nick Smith


           /s/ Bruce W. Stender          Director           January 29, 1997
          -----------------------
             Bruce W. Stender


          /s/ Donald C. Wegmiller        Director           January 29, 1997
         ------------------------
            Donald C. Wegmiller

                                   EXHIBIT INDEX


          Exhibit           Description
          -------           -----------

             1         -    Form of Underwriting Agreement.

             +4(a)1    -    Articles of Incorporation, restated as of July 27,
                            1988 (filed as Exhibit 3(a), File No. 33-24936).

             +4(a)2    -    Certificate Fixing Terms of Serial Preferred Stock
                            A, $7.125 Series (filed as Exhibit 3(a)2, File No.
                            33-50143).

             +4(a)3    -    Certificate Fixing Terms of Serial Preferred Stock
                            A, $6.70 Series (filed  as Exhibit 3(a)3, File No.
                            33-50143).

             +4(b)     -    Bylaws  as  amended  January  23,  1991  (filed as
                            Exhibit 3(b), File No. 33-45549).

             +4(c)1    -    Mortgage and Deed of  Trust, dated as of September
                            1,  1945,  between  the Company  and  Irving Trust
                            Company (now The Bank of New York) and  Richard H.
                            West  (W. T.  Cunningham, successor),  as Trustees
                            (filed as Exhibit 7(c), File No. 2-5865).

             +4(c)2    -    Supplemental  Indentures to  Mortgage and  Deed of
                            Trust:

                                                  Reference
                                                  ---------
             Number         Dated as of           File        Exhibit
             ------         ----------            ----        -------

             First          March 1, 1949         2-7826        7(b)
             Second         July 1, 1951          2-9036        7(c)
             Third          March 1, 1957         2-13075       2(c)
             Fourth         January 1, 1968       2-27794       2(c)
             Fifth          April 1, 1971         2-39537       2(c)
             Sixth          August 1, 1975        2-54116       2(c)
             Seventh        September 1, 1976     2-57014       2(c)
             Eighth         September 1, 1977     2-59690       2(c)
             Ninth          April 1, 1978         2-60866       2(c)
             Tenth          August 1, 1978        2-62852       2(d)2
             Eleventh       December 1, 1982      2-56649       4(a)3
             Twelfth        April 1, 1987         33-30224      4(a)3
             Thirteenth     March 1, 1992         33-47438      4(b)
             Fourteenth     June 1, 1992          33-55240      4(b)
             Fifteenth      July 1, 1992          33-55240      4(c)
             Sixteenth      July 1, 1992          33-55240      4(d)
             Seventeenth    February 1, 1993      33-50143      4(b)
             Eighteenth     July 1, 1993          33-50143      4(c)

           4(d)     -    Form of Supplemental Indenture relating to the New
                         Bonds.

          +4(e)     -    Mortgage  and  Deed of  Trust, dated  as of  March 1,
                         1943,  between   Superior  Water,  Light  and   Power
                         Company and Chemical  Bank & Trust  Company and
			 Howard B. Smith, as Trustees (First Bank N.A., successor Trustee) (filed as Exhibit 7(c), File
                         No. 2-8668), as supplemented and modified by First
                         Supplemental Indenture thereto dated as of March 1, 1951 (filed as Exhibit 2(d)(1), File No. 2-
                         59690), Second Supplemental Indenture thereto dated as of March 1, 1962 (filed as Exhibit 2(d)1, File
                         No. 2-27794), Third Supplemental Indenture thereto dated as of July 1, 1976 (filed as Exhibit 2(e)1,
                         File No. 2-57478), Fourth Supplemental Indenture thereto dated as of March 1, 1985 (filed as Exhibit
                         4(b),  File  No.  2-78641),  and  Fifth  Supplemental
                         Indenture  thereto,  dated  as  of  December  1, 1992
                         (filed as Exhibit 4(b)1 to Form 10-K for the year ended December 31, 1992, File No. 1-3548).

          +4(f)     -    Amended  and Restated  Trust Agreement,  dated as  of
                         March 1,  1996, relating  to MP&L  Capital I's  8.05%
                         Cumulative Quarterly Income Preferred Securities, between the Company, as Depositor, and The Bank of New York, The Bank of New York (Delaware), Philip R.
                         Halverson, David G. Gartzke and James K. Vizanko,  as
                         Trustees (filed as Exhibit 4(a) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3548).

          +4(g)     -    Amendment No.  1, dated  April 11,  1996, to  Amended
                         and Restated  Trust Agreement, dated  as of March  1,
                         1996,  relating to MP&L  Capital I's 8.05% Cumulative
                         Quarterly   Income  Preferred  Securities  (filed  as
                         Exhibit  4(b) to  Form  10-Q for  the  quarter  ended
                         March 31, 1996, File No. 1-3548).

          +4(h)     -    Indenture, dated  as of  March 1,  1996, relating  to
                         the  Company's 8.05%  Junior Subordinated Debentures,
                         Series A, Due 2015, between the Company and The Bank of New York, as Trustee (filed as Exhibit 4(c) to
                         Form 10-Q for the  quarter ended March 31, 1996, File
                         No. 1-3548).

          +4(i)     -    Guarantee  Agreement,  dated as  of  March  1,  1996,
                         relating  to   MP&L  Capital  I's  8.05%   Cumulative
                         Quarterly  Income  Preferred Securities,  between the
                         Company,  as Guarantor, and The Bank of  New York, as
                         Trustee (filed as Exhibit 4(d) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3548).

          +4(j)     -    Agreement as to Expenses and Liabilities dated as  of
                         March 20,  1996, relating to  MP&L Capital I's  8.05%
                         Cumulative Quarterly Income Preferred Securities, between the Company and MP&L Capital I (filed as
                         Exhibit  4(e) to  Form  10-Q for  the  quarter  ended
                         March 31, 1996, File No. 1-3548).

          +4(k)     -    Rights Agreement  dated as of  July 24, 1996  between
                         Minnesota Power  & Light  Company  and the  Corporate
                         Secretary  of  Minnesota Power  &  Light Company,  as
                         Rights  Agent,  including   Exhibit  A   -  Form   of
                         Certificate of  Resolution  Fixing  Terms  of  Junior
                         Serial Preferred Stock  A, Exhibit B  - Form of Right
                         Certificate and  Exhibit C  - Summary  of the  Rights
                         Plan (filed as Exhibit 4 to  Form 8-K dated August 2,
                         1996, File No. 1-3548).

          5(a)      -    Opinion  and Consent  of Philip  R.  Halverson, Esq.,
                         Vice   President,   General  Counsel   and  Corporate
                         Secretary of the Company.

          5(b)      -    Opinion and Consent of Reid & Priest LLP.

          12        -    Computation of  Ratios of  Earnings to Fixed  Charges
                         and  Supplemental   Ratios  of   Earnings  to   Fixed
                         Charges.

          23(a)     -    Consent of Price Waterhouse LLP.

          23(b)     -    Consent of Ernst & Young LLP.

          23(c)     -    Consents of  Philip R.  Halverson, Esq.,  and Reid  &
                         Priest LLP are contained in Exhibits 5(a) and 5(b), respectively.

          24        -    Power of Attorney (see page II-6).

          25(a)     -    Statement on Form T-1 of The Bank of New York.

          25(b)     -    Statement on Form T-2 of W.T. Cunningham.

          -------------------
          +    Incorporated herein by reference as indicated.